Exhibit 10.5

FIRST AMENDMENT

TO SECURITY AGREEMENT

(Subsidiary)

This FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment”) is made as of the 23rd day of February, 2009 among:

(a) MEDIABISTRO.COM INC., a Delaware corporation (“Pledgor”); and

(b) KEYBANK NATIONAL ASSOCIATION, as administrative agent for the benefit of the Lenders, as hereinafter defined (“Agent”).

WHEREAS, JUPITERMEDIA CORPORATION, a Delaware corporation, to be known as WebMediaBrands Inc. (“Borrower”), entered into that certain Credit and Security Agreement, dated as of July 12, 2007, with the lenders named therein (the “Lenders”), Agent, and Citizens Bank, N.A., as the syndication agent (as amended, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Pledgor and Agent entered into that certain Security Agreement, dated as of July 30, 2007 (as the same may from time to time be amended, restated or otherwise modified, the “Security Agreement”);

WHEREAS, Borrower and KeyBank National Association, in its own capacity and not as agent for the Lenders (“KeyBank”), entered into that certain hedge agreement, the terms and conditions of which are governed by that certain 1992 ISDA Master Agreement between Borrower and KeyBank, dated as of July 19, 2007 (the “Master Agreement”), and evidenced by that certain Confirmation between Borrower and KeyBank, dated as of July 19, 2007, executed in accordance with the Master Agreement (collectively, the “Swap Agreement”);

WHEREAS, on the date hereof, Borrower is terminating the Commitment under the Credit Agreement, pursuant to the terms of that certain Payoff Letter, dated as of February 23, 2009, from Agent, and acknowledged and agreed to by Borrower;

WHEREAS, notwithstanding the termination of the Credit Agreement, the obligations under the Swap Agreement (together with any other obligations owing to KeyBank under the Master Agreement, collectively, the “Swap Obligations”) that are currently secured pursuant to the Credit Agreement (and certain other security documents executed in connection therewith, including the Security Agreement) will be permitted to remain outstanding after the termination of the Credit Agreement;

WHEREAS, Pledgor and Agent desire to amend the Security Agreement so that the Security Agreement only continues to secure the Swap Obligations;

WHEREAS, each capitalized term used herein and defined in the Security Agreement, but not otherwise defined herein, shall have the meaning given such term in the Security Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Security Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Pledgor and Agent agree as follows:

1. Amendment to Introductory Paragraph. The introductory paragraph of the Security Agreement is hereby amended to delete therefrom the phrase “as administrative agent under the Credit Agreement, as hereinafter defined”, and to insert in place thereof the phrase “as administrative agent for itself and any other Persons that participate in the Swap Obligations”.

2. Amendment to Recitals. Section 1 of the Security Agreement is hereby amended to delete Section 1 therefrom and to insert in place thereof the following:

1. Recitals.

JUPITERMEDIA CORPORATION, a Delaware corporation, to be known as WebMediaBrands, Inc. (“Borrower”), has entered into that certain ISDA Master Agreement, dated as of July 19, 2007, with KeyBank (as the same may from time to time be amended, restated or otherwise modified, the “Master Agreement”), as evidenced by that certain Confirmation, dated as of July 19, 2007, executed in accordance with the Master Agreement (the “Confirmation”, and together with the Master Agreement, collectively, the “Swap Agreement”).

Pledgor, a subsidiary of Borrower, deems it to be in the direct pecuniary and business interests of Pledgor that Borrower continue to obtain from the Lenders, as hereinafter defined, the financial accommodations provided for in the Swap Agreement.

Pledgor understands that the Lenders are willing to continue to grant such financial accommodations to Borrower only upon certain terms and conditions, one of which is that Pledgor continue to grant to Agent, for the benefit of the Lenders, a security interest in and collateral assignment of the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of the Lenders continuing to grant the financial accommodations provided for under the Swap Agreement and for other valuable consideration.

3. Amendment to the Introductory Clause of Section 2. Section 2 of the Security Agreement is hereby amended to delete the introductory clause therefrom and to insert in place thereof the following:

“Except as specifically defined herein, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:”

4. Amendment to Definitions. Section 2 of the Security Agreement is hereby amended to delete the definitions of “Immaterial Deposit Account”, “Obligations” and “Proceeds” therefrom, and to insert in place thereof, respectively, the following:

“Immaterial Deposit Account” means a Deposit Account maintained by Pledgor or Borrower that at all times, has a balance of less than One Hundred Thousand Dollars ($100,000); provided that the Immaterial Deposit Accounts of Pledgor and Borrower shall not, at any time, aggregate in excess of One Hundred Thousand Dollars ($100,000).

“Obligations” means, collectively, (a) all present and future obligations and liabilities of any kind incurred by Borrower pursuant to the Swap Agreement, including all Transactions, as defined in the Swap Agreement, entered into thereunder and all termination values, expenses and damages payable in accordance with the terms thereof; (b) interest from time to time accruing on any of the foregoing, and all fees and other amounts payable by Borrower pursuant to the Swap Agreement or any other Loan Document; and (c) all Related Expenses.

“Proceeds” means (a) proceeds as defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, moneys, checks and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Agent and the Lenders to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Agent or any Lender to a Company’s sale, exchange, collection or other disposition of any or all of the Collateral.

5. Additions to Definitions. Section 2 of the Security Agreement is hereby amended to add the following new definitions thereto:

“Business Day” means any day that is not a Saturday, a Sunday or another day of the year on which national banks are authorized or required to close in Cleveland, Ohio or New York, New York.

“Companies” means Borrower and all Subsidiaries of Borrower.

“Company” means Borrower or a Subsidiary of Borrower.

“Default Rate” means the Default Rate, as defined in the Swap Agreement.

“Foreign Subsidiary” means a Subsidiary of Pledgor that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“Governmental Authority” means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions.

“KeyBank” means KeyBank National Association, a national banking association, and its successors and assigns.

“Lender” or “Lenders” means KeyBank.

“Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, leasing (other than operating leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

“Loan Documents” means, collectively, this Agreement, the Swap Agreement, any documents executed in connection with the Swap Agreement, and any documents that secure the Swap Agreement, and any document executed by Borrower in connection with obligations that are secured by the security interest granted under this Agreement; as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by Agent, or imposed upon or asserted against Agent or any Lender, in any attempt by Agent and the Lenders to (i) enforce this Agreement, the Swap Agreement or any Related Writing, or to obtain, preserve or perfect any security interest evidenced by this Agreement, the Swap Agreement or any Related Writing; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate, as defined in the Swap Agreement.

“Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, any guarantor of payment or any mortgagor, or any officers or agents of any of the foregoing, to Agent or the Lenders pursuant to or otherwise in connection with the Obligations.

“Subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Pledgor or by one or more other subsidiaries of Pledgor or by Pledgor and one or more subsidiaries of Pledgor, (b) a partnership, limited liability company or unlimited liability company of which Pledgor, one or more other subsidiaries of Pledgor or Pledgor and one or more subsidiaries of Pledgor, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which Pledgor, one or more other subsidiaries of Pledgor or Pledgor and one or more subsidiaries of Pledgor, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

6. Amendment to Representations and Warranties. Section 4 of the Security Agreement is hereby amended to delete subsections 4.5 therefrom and to insert in place thereof the following:

4.5 Except with respect to the security interests previously granted to Agent, and except as set forth on Schedule 2 hereto, (a) there is no effective U.C.C. Financing Statement outstanding covering the Collateral, or any part thereof; (b) none of the Collateral is subject to any security interest or Lien of any kind; (c) the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by Pledgor or threatened to make any assessment in respect thereof; and (d) Agent has, for the benefit of the Lenders, a valid and enforceable first security interest in the Collateral (to the extent perfection can be accomplished by the filing of a U.C.C. Financing Statement) that is the type in which a security interest may be created under the U.C.C. by the execution of a security agreement and perfected by the filing of a U.C.C. Financing Statement (other than commercial tort claims). Pledgor does not own any Subsidiaries.

7. Amendment to Insurance. Section 5 of the Security Agreement is hereby amended to delete Section 5 therefrom and to insert in place thereof the following:

5. Insurance. Pledgor shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property with financially sound and reputable insurance companies in at least such amounts and against at least such risks as are generally insured against in the same general area by companies engaged in the same or similar business, with provisions reasonably satisfactory to Agent for payment of all casualty losses thereunder to Agent, for the benefit of the Lenders, and Pledgor as their interests may appear (loss payable endorsement in favor of Agent, for the benefit of the Lenders), and, if required by Agent, Pledgor shall deposit the policies with Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Agent and the Lenders. Any sums received by Agent in payment of insurance losses, transfers or takings under the policies, where the sums received from such loss, transfer or taking are in excess of One Million Dollars ($1,000,000) (“Insurance Funds”), shall be held by Agent, in an account at KeyBank in Pledgor’s name (the “Insurance Account”), as security for the Obligations; provided that, if, within sixty (60) days after any casualty loss covered by insurance, Pledgor notifies Agent that Pledgor intends to replace, rebuild or restore the affected property, then Agent shall release such Insurance Funds to Pledgor for the purpose of replacing, rebuilding or restoring the affected property. If such replacement rebuilding or restoration is not (a) commenced within six months of the date of the casualty loss with respect thereto, or (b) substantially completed within twelve (12) months of such commencement date (or such longer period of time necessary to complete the work with reasonable diligence, if approved by Agent in writing, in its reasonable discretion), Pledgor shall immediately deposit such Insurance Funds into the Insurance Account. In addition, any amounts of such Insurance Funds not applied to the costs of the replacement or restoration of the affected property shall be immediately deposited in the Insurance Account upon the completion of such replacement or restoration. Agent is hereby authorized to act as attorney-in-fact for Pledgor, from and during the continuance of an Event of Default, in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Agent may, at its option, provide such insurance and Pledgor shall pay to Agent, upon demand, the cost thereof. Should Pledgor fail to pay such sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of Agent’s written request, Pledgor shall furnish to Agent such information about Pledgor’s insurance as Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Agent and certified by a financial officer of Pledgor.

8. Amendment to Taxes and Other Pledgor Obligations. Section 6 of the Security Agreement is hereby amended to delete Section 6 therefrom and to insert in place thereof the following:

6. Taxes and Other Pledgor Obligations. Pledgor shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles) for which Pledgor may be or become liable or to which any or all of Pledgor’s properties may be or become subject; (b) all of Pledgor’s wage obligations to Pledgor’s employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of Pledgor’s material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles) before such payment becomes overdue.

9. Amendment to Corporate Names and Location of Collateral. Section 7 of the Security Agreement is hereby amended to delete Section 7 therefrom and to insert in place thereof the following:

7. Corporate Names and Location of Collateral. Pledgor shall not (a) change its name, or (b) change its jurisdiction or form of organization or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement) unless, in each case, Pledgor shall provide Agent with at least ten (10) days prior written notice thereof. Agent is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Agent’s sole discretion, to perfect or continue perfected the security interest of Agent, for the benefit of the Lenders, in the Collateral. Pledgor shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and shall immediately reimburse Agent therefor if Agent pays the same. Such amounts not so paid or reimbursed shall be Related Expenses.

10. Amendment to Transfers, Liens and Modifications Regarding Collateral. Section 9 of the Security Agreement is hereby amended to delete Section 9 therefrom and to insert in place thereof the following:

9. Transfers, Liens and Modifications Regarding Collateral. Pledgor shall not, without Agent’s prior written consent, except as set forth on Schedule 2 hereto, (a) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or Proceeds, except for the lien and security interest provided for by this Agreement and any security agreement securing only Agent, for the benefit of the Lenders; or (b) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of the Accounts except in the ordinary course of business of Pledgor.

11. Amendment to Collateral. Section 10 of the Security Agreement is hereby amended to delete subsection (c) therefrom and to insert in place thereof the following:

(c) [Reserved];

12. Amendment to Collections and Receipt of Proceeds by Pledgor. Section 11 of the Security Agreement is hereby amended to delete Section 11 therefrom and to insert in place thereof the following:

11. Collections and Receipt of Proceeds by Pledgor. Prior to exercise by Agent of its rights under this Agreement, both (a) the lawful collection and enforcement of all of the Accounts, and (b) the lawful receipt and retention by Pledgor of all Proceeds of all of the Accounts and Inventory shall be as the agent of Agent and the Lenders. Upon written notice to Pledgor from Agent after the occurrence of an Event of Default, a Cash Collateral Account shall be opened by Pledgor at the main office of Agent and all such lawful collections of the Accounts and such Proceeds of the Accounts and Inventory shall be remitted daily by Pledgor to Agent in the form in which they are received by Pledgor, either by mailing or by delivering such collections and Proceeds to Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Pledgor from Agent, Pledgor shall not commingle such collections or Proceeds with any of Pledgor’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Agent, for the benefit of the Lenders. In such case, Agent may, in its sole discretion, at any time and from time to time after the occurrence of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Obligations. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Agent on its warranties of collection, Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Pledgor with Agent, and, in any event, retain the same and Pledgor’s interest therein as additional security for the Obligations. Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to Pledgor for use in Pledgor’s business. The balance in the Cash Collateral Account may be withdrawn by Pledgor upon termination of this Agreement and irrevocable payment in full of all of the Obligations. At Agent’s request, Pledgor shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box at a location acceptable to Agent, to which Agent shall have access for the processing of such items in accordance with the provisions, terms, and conditions of Agent’s customary lock box agreement.

13. Amendment to Event of Default. Section 15 of the Security Agreement is hereby amended to delete subsection 15.1 therefrom and to insert in place thereof the following:

15.1. Any of the following shall constitute an Event of Default under this Agreement: (a) an Event of Default, as defined in the Swap Agreement, shall occur under the Swap Agreement; (b) any representation, warranty or statement made by Borrower or Pledgor in or pursuant to this Agreement or in any other writing received by Agent or the Lenders in connection with the Obligations shall be false or erroneous in any material respect; or (c) Borrower or Pledgor shall fail or omit to perform or observe any agreement made by Borrower or Pledgor in or pursuant to this Agreement or in any other writing received by Agent or the Lenders pursuant hereto, and such failure or omission to perform or observe such agreement or other writing shall not have been fully corrected within thirty (30) days after the earlier of (i) any financial officer of Pledgor becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to Pledgor by Agent that the specified failure or omission is to be remedied.

14. Amendment to Interpretation. Section 17 of the Security Agreement is hereby amended to delete Section 17 therefrom and to insert in place thereof the following:

17. Interpretation. Each right, power or privilege specified or referred to in this Agreement is cumulative and in addition to and not in limitation of any other rights, powers and privileges that Agent or the Lenders may otherwise have or acquire by operation of law, by contract or otherwise. No course of dealing by Agent or the Lenders in respect of, nor any omission or delay by Agent or the Lenders in the exercise of, any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege, as Agent and the Lenders may exercise each such right, power or privilege either independently or concurrently with others and as often and in such order as Agent may deem expedient. No waiver, consent or other agreement shall be deemed to have been made by Agent or the Lenders or be binding upon Agent or the Lenders in any case unless specifically granted by Agent in writing, and each such writing shall be strictly construed. The captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

15. Amendment to Notice. Section 18 of the Security Agreement is hereby amended to delete Section 18 therefrom and to insert in place thereof the following:

18. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to Agent, mailed or delivered to it, addressed to KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Institutional Bank, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

16. Amendment to Termination. Section 21 of the Security Agreement is hereby amended to delete Section 21 therefrom and to insert in place thereof the following:

21. Termination. At such time as the Obligations shall have been irrevocably paid in full and the Swap Agreement terminated and not replaced by any other credit facility with Agent, Pledgor shall have the right to terminate this Agreement. Upon written request of Pledgor, Agent shall (a) promptly file appropriate termination statements, cancel all control agreements and return all physically pledged Collateral, and

(b) execute and deliver to Pledgor all deeds, assignments, and other instruments as may be necessary or proper to release Agent’s security interest in the Collateral and to re-vest in Pledgor full title to the Collateral, subject to any disposition thereof that may have been made by Agent, for the benefit of the Lenders, pursuant hereto. Pledgor will indemnify Agent in all respects for all costs incurred by Agent in connection with such termination.

17. Amendment to Security Agreement. The Security Agreement is hereby amended to add the following new Sections 24 and 25 thereto:

24. Costs, Expenses and Taxes. Pledgor agrees to pay on demand all costs and expenses of Agent and all Related Expenses, including, but not limited to (a) participation, administration, travel and out-of-pocket expenses, including but not limited to attorneys’ fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Pledgor also agrees to pay on demand all costs and expenses of Agent, including reasonable attorneys’ fees and expenses, in connection with the restructuring or enforcement of the Obligations, this Agreement or any Related Writing. In addition, Pledgor shall pay any and all stamp, transfer, documentary and other taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees, other than those liabilities resulting from the gross negligence or willful misconduct of Agent, or, with respect to amounts owing to a Lender, such Lender, in each case as determined by a court of competent jurisdiction. All obligations provided for in this Section shall survive any termination of this Agreement.

25. Indemnification. Pledgor agrees to defend, indemnify and hold harmless Agent (and its affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in connection with any investigative, administrative or judicial proceeding (whether or not Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its affiliates; provided that Agent (and its affiliates, officers, directors, attorneys, agents and employees) shall not have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section shall survive any termination of this Agreement.

18. Amendment to Schedules to Security Agreement. The Security Agreement is hereby amended to add a new Schedule 2 (Permitted Liens and Transfers) thereto, in the form of Schedule 2 hereto.

19. Closing Deliveries. Concurrently with the execution of this Amendment, Borrower shall pay all legal fees and expenses of Agent in connection with this Amendment.

20. Confirmation of Recitals. Pledgor and Agent hereby confirm the statements set forth in the recitals of this Amendment.

21. Representations and Warranties. Pledgor hereby represents and warrants to Agent and the Lenders that (a) Pledgor has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Pledgor with respect to the provisions hereof; (c) the execution and delivery hereof by Pledgor and the performance and observance by Pledgor of the provisions hereof do not violate or conflict with the organizational agreements of Pledgor or any law applicable to Pledgor or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Pledgor; (d) no Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) on the date hereof, Pledgor is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Swap Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Pledgor in every respect, enforceable in accordance with its terms.

22. Waiver and Release. Pledgor, by signing below, hereby waives and releases Agent and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Pledgor is aware on the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

23. References to Security Agreement and Ratification. Each reference that is made in the Security Agreement or any other Related Writing shall hereafter be construed as a reference to the Security Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Security Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.

24. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

25. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

26. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

27. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER. PLEDGOR, BORROWER, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG PLEDGOR, BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

Address:	23 Old Kings Highway South	MEDIABISTRO.COM INC.
Darien, Connecticut
	Attention: President or General	By:	/s/ Alan M. Meckler
	Counsel	Name:	Alan M. Meckler
		Title:	Secretary

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender

		By:	/s/ Jeff Kalinowsky
Jeff Kalinowsky
Senior Vice President

Signature Page to

Amendment to Security Agreement